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
Suite 900                   Correspondence:     Telephone:   902.420.3200     CHARLES S. REAGH
Purdy's Wharf Tower One     P.O. Box 997        Fax:         902.420.1417     Direct Dial:902.420.3335
1959 Upper Water Street     Halifax, NS         halifax@smss.com              Direct Fax: 902.496.6173
Halifax, NS                 Canada  B3J 2X2     www.smss.com                  csr@smss.com
Canada  B3J 3N2
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Reference No:  NS24194-49

July 23, 2003

TOM BROWN RESOURCES FUNDING CORP.
c/o Town Brown, Inc.
555 Seventeenth Street, Suite 1850
Denver, CO  80202

TOM BROWN, INC.
555 Seventeenth Street, Suite 1850
Denver, CO   80202

Ladies and Gentlemen:

We are acting as Nova Scotia counsel for Tom Brown Resources Funding Corp. ("TOM BROWN RESOURCES"), a company with unlimited liability incorporated and organized under the laws of the Province of Nova Scotia, in connection with the Registration Statement on Form S-3 (Registration No. 333-104896) (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission today by Tom Brown Resources and Tom Brown, Inc. under the Securities Act of 1933, as amended, for the registration of securities, including guaranteed debt securities ("GUARANTEED DEBT SECURITIES") to be issued by Tom Brown Resources. The Guaranteed Debt Securities will be issued under an indenture for senior debt securities or an indenture for subordinated debt securities (the "INDENTURES"), each to be entered into among Tom Brown Resources, Tom Brown, Inc. and a U.S. banking institution to be selected by Tom Brown Resources, as trustee. We understand that forms of both indentures have been filed as exhibits to the Registration Statement (the "FORMS OF INDENTURES").

In connection with the opinions set out below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

1.  the Registration Statement;

2.  the Forms of Indentures;



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July 23, 2003
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3.  a certificate of status (the "CERTIFICATE OF STATUS") pertaining to Tom
    Brown Resources issued on behalf of the Registrar of Joint Stock Companies for the Province of Nova Scotia, dated July 23, 2003;

4. the corporate records of Tom Brown Resources contained in the minute book of Tom Brown Resources; and

5. a certificate of an officer of Tom Brown Resources dated the date hereof (the "OFFICER'S CERTIFICATE").

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

In stating our opinions, we have assumed:

    a. the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as notarial, certified, telecopies, conformed or reproduction copies thereof and the authenticity of the originals of such documents;

    b. the completeness and accuracy of all statements of fact set forth in official public records and certificates and other documents supplied by public officials;

    c. the completeness and accuracy of all statements of fact set forth in the Officer's Certificate; and

    d. that the Indentures will be materially in the Forms of Indenture and the Guaranteed Debt Securities will be as described in such Forms of Indentures.

The opinions hereinafter expressed are limited to the laws of the Province of Nova Scotia as of the date of this opinion letter and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing, we are of the opinion that:

(1) Tom Brown Resources is duly incorporated and validly existing under the laws of the Province of Nova Scotia.

(2) Tom Brown Resources has the corporate capacity to enter into and perform all of its obligations contemplated by the Registration Statement and the Forms of Indentures and the Guaranteed Debt Securities to be issued pursuant to the Indentures.

We consent to the reliance by Vinson & Elkins L.L.P. on our opinion for the purposes of delivering such firm's opinion of even date herewith as included as
Exhibit 5.1 to the Registration Statement.

Yours truly,

STEWART MCKELVEY STIRLING SCALES